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                                                                      EXHIBIT 12

                          CALCULATION OF EARNINGS TO
             COMBINED FIXED CHARGES AND PREFERRED SHARE DIVIDENDS


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
                                         SIX MONTHS       YEAR     OCT. 22, 1996     JAN. 1, 1996      YEAR     YEAR     YEAR
                                            ENDED        ENDED           TO                TO         ENDED    ENDED    ENDED
                                        JUNE 30, 1998     1997     DEC. 31, 1996     OCT. 21, 1996     1995     1994     1993
                                        -------------   -------    -------------     -------------   -------  -------  -------
Net Income                                   28,547      35,946          4,996             5,118       9,970    9,072    2,857
  Adjustments:
  Gain on sale                               (3,824)       (641)                            (378)              (1,718)
  Extraordinary item                          8,908         878
  Minority interest                           2,179       5,235            844               -
  Interest expense                           16,679      21,131            759             4,549       3,783    3,120    1,444
  Amortization of deferred financing            396         824             87             1,402          99       71      -
                                             ------      ------          -----            ------      ------   ------    -----
Earnings                                     52,885      64,373          6,686            10,691      13,852   10,545    4,301

Fixed Charges
  Interest expense                           16,679      21,131            759             4,549       3,783    3,120    1,444
  Amortization of deferred financing            396         824             87             1,402          99       71      -
  Perpetual preferred dividends                 131
  Convertible preferred dividends             2,641
  Capitalized interest                        2,226       2,022
                                             ------      ------          -----            ------      ------   ------    -----
                                             22,073      23,977            846             5,951       3,882    3,191    1,444

Earnings to Fixed Charges                      2.40        2.68           7.90              1.80        3.57     3.30     2.98

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